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                                                                   EXHIBIT 21.01

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


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                                       STATE OF
           SUBSIDIARY                INCORPORATION                  DOES BUSINESS AS
- ---------------------------------    ------------     --------------------------------------------
B.C.P., Inc......................      Hawaii         Nursefinders of Hawaii, Inc.
PFI Corp.........................     Delaware        Nursefinders, through its wholly-owned
                                                      subsidiary Nursefinders, Inc., a Texas
                                                      corporation, and NF Services, Inc., a New
                                                      York corporation and wholly-owned subsidiary
                                                      of Nursefinders, Inc.
Profile Temporary Services,           Illinois        Profile Temporary Staffing
  Inc............................
StaffPLUS, Inc...................     Delaware        Abar Staffing, FirstWord Staffing Services,
                                                      Staffinders Personnel, Temp Connection,
                                                      TempWorld, West Personnel, and Word
                                                      Processors Personnel Services (WPPS)
Thomas Staffing Services, Inc....    California       Thomas Staffing
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